                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 29, 2000, except for Note 10, as to which the date is March 16, 2000 relating to the financial statements, which appear in Rhythms
NetConnections Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1999. We also consent to the incorporation by reference of our report dated February 29, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                          /s/ PRICEWATERHOUSECOOPERS LLP


Denver, Colorado
August 11, 2000